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                                                                     EXHIBIT 3.5
                                                                     -----------
                                   G0039-0652

                            ARTICLES OF INCORPORATION
                                       OF
                              GLW ACQUISITION CORP.

                                   * * * * * *

                  THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

                  FIRST: The name of said corporation shall be GLW Acquisition Corp.

                  SECOND: The place in the State of Ohio where its principal office is to be located is Cleveland in Cuyahoga County.

                  THIRD: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

                  FOURTH: The authorized number of shares of the corporation is Seven hundred fifty (750) all of which shall be with a par value of One cent ($.01) each.

                  FIFTH: The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1,000).

                  IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of November, 1986.

                                           /s/ Lyla Olshan
                                           -------------------------------------
                                           Lyla Olshan

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